UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ASHFORD HOSPITALITY PRIME, INC.

(Name of the Registrant as Specified in its Charter)

SESSA CAPITAL (MASTER), L.P.

SESSA CAPITAL GP, LLC

SESSA CAPITAL IM, L.P.

SESSA CAPITAL IM GP, LLC

JOHN E. PETRY

LAWRENCE A. CUNNINGHAM

PHILIP B. LIVINGSTON

DANIEL B. SILVERS

CHRIS D. WHEELER

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On March 14, 2016, Sessa Capital (Master), L.P. issued and posted to http://FixAshfordPrime.com the following press release:

SESSA CAPITAL MOVES TO CONSOLIDATE LITIGATION AGAINST ASHFORD HOSPITALITY PRIME IN FEDERAL DISTRICT COURT TO EXPEDITE RESOLUTION OF OUTSTANDING LEGAL ISSUES

Asserts Counterclaims in Federal Court Related to Persistent Company Misrepresentations and Numerous Corporate Governance Abuses

Sessa Remains Committed to Electing Control Slate of Five Highly Qualified Directors
at 2016 Annual Meeting

New York – March 14, 2016 – Sessa Capital (Master), L.P. (“Sessa”), owner of 8.2% of the outstanding common shares of Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) and Ashford Prime’s third largest shareholder, today announced it filed counterclaims against the Company, Ashford Inc. and the Company’s directors in the lawsuit against Sessa and its nominees brought by the Company in the United States District Court for the Northern District of Texas. In connection with the counterclaims, Sessa voluntarily dismissed its litigation against the Company, Ashford Inc. and the Company’s directors in the Circuit Court for Baltimore City, Maryland to consolidate the litigation in the federal court in which the Company brought suit. Sessa also filed a motion to remove claims the Company filed last week in Texas state court to the federal court case, given that the underlying facts and claims arise from the same matters being litigated in federal court.

Sessa consolidated the litigation to expedite a resolution that will allow shareholders to consider Sessa’s highly-qualified director nominees in opposition to the incumbent directors on a level playing field. Sessa’s counterclaims seek similar relief to its previously-filed lawsuit in Maryland, and include additional claims related to the Company’s planned issuance of preferred stock for a penny per share as well as misstatements and misrepresentations that the Company has made. These misrepresentations include the Company’s persistent statements that election of the Sessa nominees would contractually obligate the Company to pay “hundreds of millions of dollars” to its external advisor, while failing to admit such contractual obligation was put in place by, and can be avoided at the sole discretion of, the incumbent directors. Sessa further denies the Company’s repeated unsubstantiated claim that Sessa is single-mindedly focused on a “quick sale” of the Company.

The penny preferred is part of what Sessa believes is a string of efforts by Ashford Prime and its Chairman, Monty Bennett, to cling to power. The Company plans to issue the stock for a penny per vote – when a voting share of common stock is trading in the market at a thousand times that price – to a group of limited partners in the Company’s operating partnership that consists primarily of Chairman Bennett and the Company’s management. When Ashford Prime was spun off a little over two years ago, the Company and Chairman Bennett repeatedly assured shareholders that the limited partners would not vote with shareholders. But now, with a proxy contest upon him, Chairman Bennett has changed his story and claims that he wanted to give voting rights to the limited partners “for many years.” The penny preferred falls into what Sessa believes is a pattern of actions taken by Chairman Bennett and the Company’s other incumbent directors to avoid the consequences of running for re-election on their record of corporate governance failures and stock price declines.

John Petry, Sessa’s Founder and Managing Partner, stated, “Ashford Prime and its Chairman, Monty Bennett, are trying to prevent shareholders from deciding who should oversee the Company. They are using shareholder dollars in spurious lawsuits – filing in two separate Texas courts in less than two weeks – against one of the Company's largest shareholders in a self-serving attempt to thwart shareholder democracy. Ashford Prime should stop using legal barriers and obvious delay tactics, and let the shareholders vote on the merits of the director nominees. We consolidated the lawsuits so we can get on with the election and allow Ashford Prime shareholders to consider all candidates on a level playing field.”

Petry added, “Ashford Prime continues to threaten to trigger the massive Proxy Penalty that the incumbent board created in an attempt to coerce shareholders to support the status quo, while failing to communicate to shareholders how simple it would be for the incumbents to eliminate this grave harm on their own. Sessa is acting in the best interests of all Ashford Prime shareholders, while the incumbent board continues to act in the interest of self-preservation and entrenchment. We trust that shareholders will see through these self-serving tactics and evaluate their options based on the objective merits. We remain committed to enhancing Ashford Prime’s corporate governance and working to maximize the value of its attractive portfolio of assets.”

For additional details and materials, please visit FixAshfordPrime.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Sessa Capital (Master), L.P. (“Sessa Capital”) and the other Participants (as defined below) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and an accompanying WHITE proxy card to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2016 annual shareholders meeting of Ashford Prime. The participants in the proxy solicitation include Sessa, Sessa Capital GP, LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, John E. Petry, Lawrence A. Cunningham, Philip B. Livingston, Daniel B. Silvers, and Chris D. Wheeler (collectively, the “Participants”).

SESSA CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF ASHFORD PRIME TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE PARTICIPANTS’ SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT THE PARTICIPANTS. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED AT (888) 750-5834.

Media Contacts:

Sard Verbinnen & Co

Dan Gagnier / Mark Harnett

212.687.8080

Daniel Goldstein

310.201.2040

Investor Contacts:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger

212.750.5833